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Hudson Global, Inc.

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Hudson Global Issues Letter to Shareholders

May 16, 2016

Dear Hudson Shareholder,

We are writing to ask for your support by voting in accordance with the recommendations of our Board of Directors on all proposals included in our 2016 Proxy Statement, which was filed with the SEC on April 13, 2016. In particular, we are requesting your support on Proposal 2, the annual advisory vote on the compensation paid to our named executive officers (the “Say-on-Pay” proposal).

ISS and Glass Lewis both support several key aspects of our compensation program’s design, so we were disappointed by their recommendations to vote “Against” our Say-on-Pay proposal. Nonetheless, we value shareholder and proxy advisory firm input and have therefore prepared this letter as acknowledgement that we should more clearly communicate our compensation program improvements. We note the Board has undergone significant changes in recent years. As a result, we have dramatically increased shareholder representation on the Board through Chairman Jeff Eberwein, Chief Executive Officer of Lone Star Value Management. We also initiated and implemented multiple shareholder-friendly corporate governance changes approved at our 2015 annual meeting.

We hope you will evaluate our compensation program in light of the factors presented below. The significant changes to our compensation program were based on best practices as well as significant shareholder feedback. We believe our compensation program is aligned with shareholder interests and merits your vote “For” our Say-on-Pay proposal ahead of our May 24, 2016 Annual Meeting.

Shareholder Outreach

Our regular shareholder dialogue has provided valuable and actionable compensation program feedback. Hudson comments and actions are in italics.

•	“Simplify your compensation plan”
o	We replaced multiple difficult-to-understand Key Performance Indicators (e.g. cash efficiency, employee engagement scores, and gross margin metrics) with a simpler structure focused on stock price and EBITDA improvement.

•	“Compensate management with more equity and less cash to align with shareholder interests”
o	Our program now has a significant performance-based equity focus designed for shareholder alignment.
o	We reduced our year-over-year corporate costs by 25.9%.

•	“Remove single-trigger equity vesting upon a change in control”
o	We removed the single-trigger on all equity awards made after July 2015.

•	“Continue to publish executive equity ownership requirements”
o	We will continue to publish equity ownership requirements as we have for several years.

•	“Continue to have no tax gross-up provisions”
o	We eliminated tax gross-up provisions in 2011.

•	“Consider adding a clawback policy”
o	This is currently under Board consideration.

Hudson’s Executive Compensation Program

Key aspects of our executive compensation program are designed for shareholder alignment:

•	Compensation is targeted at median market levels for comparable companies, so below median company performance results in below median executive compensation.
•	71% of outstanding equity award shares are performance based (given the change in control in 2015, a few time-based grants were made at that time for retention purposes).
•	Hudson’s equity ownership requirement has been in effect and published for several years and no continuing executive has sold shares.
•	The single-trigger vesting of equity upon a change in control was eliminated in 2015.
•	Our annual meeting proposal for additional equity (for which ISS recommends a “For” vote) signals our commitment to continue to make equity a meaningful component of compensation.
•	Our Compensation Committee has consistently retained an independent compensation consultant to provide unbiased input on industry best practices.

ISS and Glass Lewis Say-on-Pay Comments

ISS and Glass Lewis noted both positive and negative aspects of our executive compensation program. Hudson comments and actions are in italics.

POSITIVES

•	The compensation program does not raise significant concern as of this review, though the level of response to the prior year low votes was not robust
•	Hudson’s compensation plan aligns pay with performance
•	Both long-term and short-term compensation are performance-based
•	Long-term and short-term compensation are balanced
•	Disclosed executive equity ownership guidelines
•	Acknowledges that some actions were taken by Hudson in 2015

NEGATIVES

•	Hudson demonstrated insufficient responsiveness to shareholder concerns with respect to the relatively low 2015 Say-on-Pay vote.
o	Shareholder considerations are a key component of our executive compensation. We have regularly engaged with shareholders and have incorporated much of their feedback into our compensation program.
o	Recent shareholder-driven changes to our compensation program include simplified performance metrics, a focus on equity compensation and the elimination of single-trigger equity awards upon a change in control.
•	Short vesting periods of certain time-vesting awards
o	60% of outstanding equity awards are performance-based with three year vesting following the performance period on which the award was based.
o	Certain of our performance metrics have a shorter time horizon to focus on quickly improving company performance and/or the need to retain key employees through important transition periods.
•	Hudson’s 2015 short and long-term incentive plans used the same metrics, which could lead executives to overly focus on narrow aspects of company performance and result in duplicate payouts for the same accomplishment.
o	The same metrics were used for short- and long-term incentives as part of the simplification of our compensation program.
o	We believe delivering improved EBITDA and profitability are appropriate priorities with the greatest potential to impact short- and long-term shareholder value creation.
o	Long-term incentives also require additional time vesting (typically three years) to further align with shareholder interests.

•	No relative metrics
o	Delivering improved EBITDA and profitability are key priorities for the company, and the Board believes that, at this time, this measure is important enough to focus solely on the absolute metric.
•	Single-trigger change in control benefits remain in legacy agreements, but were removed for future awards.
o	We removed the single-trigger on all equity awards made after July 2015.
•	No clawback policy
o	This is currently under Board consideration.

Improved Corporate Governance Policies

Last year, the Board implemented the following shareholder-friendly changes to corporate governance policies. These changes were strongly supported by our shareholders at the 2015 annual meeting.

•	We accelerated the declassification of the Board of Directors so that all directors are up for annual election beginning at the 2016 annual meeting of stockholders.
•	We eliminated all supermajority voting requirements and changed the vote level required for approval to a simple majority.
•	Holders of at least 30% of the company's outstanding stock are now allowed to call special meetings of stockholders.
•	Stockholders are now allowed to take action on any matter without a meeting or a vote.

We hope this letter helps to address ISS and Glass Lewis concerns and more fully communicates our compensation program and shareholder engagement initiatives. We believe our compensation program is aligned with shareholder interests and merits your vote “For” our Say-on-Pay proposal.

Respectfully,

Richard K. Coleman, Jr.

Chairman, Compensation Committee